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                                                                      Exhibit 21

                         WH INTERMEDIATE HOLDINGS LTD.

                          SUBSIDIARIES OF REGISTRANT

     Registrant has fifty-one active mostly wholly-owned subsidiaries which are:

 1.  Herbalife International of America, Inc., a California corporation.

 2.  Herbalife of Canada, Ltd., a Canadian corporation formed in July, 1982.

 3. Herbalife Australasia Pty., Ltd., an Australian corporation formed in November, 1982.

 4.  Herbalife (U.K.) Limited, a United Kingdom corporation formed in March,
     1983.

 5. Herbalife International of Hong Kong Limited, a Hong Kong Corporation formed in September, 1983.

 6. Herbalife International de Espana, S.A., a Spanish Corporation formed in June, 1988.

 7.  Herbalife (N.Z.) Limited, A New Zealand corporation formed in November,
     1988.

 8. Herbalife Internacional de Mexico, S.A. de C.V., a Mexican corporation formed in May, 1989.

 9. Herbalife International France, S.A., a French corporation formed in May, 1990.

10. Herbalife International Deutschland GmbH, a German corporation formed in November, 1990.

11. Herbalife International of Israel (1990) Ltd., an Israeli corporation formed in January, 1991.

12. Herbalife Products de Mexico, S.A. de C.V., a Mexican corporation formed in June, 1992.

13.  Herbalife Italia S.p.A., an Italian corporation formed in July, 1992.

14. Herbalife International, S.A., a Portuguese corporation formed in August, 1992.

15. Herbalife International of Japan, K.K., a Japanese corporation formed in December, 1992.

16. Herbalife International Netherlands, B.V., a Netherlands corporation formed in March, 1993.

17. Herbalife International Belgium, S.A./N.V., a Belgian corporation formed in September, 1993.

18. Vida Herbal Suplementos Alimenticios, C.A., a Venazuelan corporation formed in September, 1993.

19.  Herbalife Polska Sp.zo.o, a Polish corporation formed in October, 1993.

20. Herbalife International Argentina, S.A., an Argentinean corporation formed in December, 1993.

21.  Herbalife Denmark ApS, a Danish corporation formed in December, 1993.

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          corporation formed in July, 1994.
26. Herbalife International Philippines, Inc., a Filipino corporation formed in July, 1994.
27.       Herbalife Sweden Aktiebolag, a Swedish corporation formed in
          October, 1994.
28. Herbalife International Do Brasil Ltda., a Brazilian corporation formed in October, 1994.
29.       Herbalife International Communications, Inc., formed in November 1994.
30. Herbalife International Finland OY c/o Hanes, a Finnish corporation formed in June, 1995.
31. Herbalife International Russia 1995 Ltd., an Israeli corporation formed in June, 1995.
32.       Herbalife South Africa, Ltd., a California corporation formed in
          June, 1995.
33.       Herbalife Taiwan, Inc., a California corporation formed in June, 1995.
34.       Herbalife Norway Products A/S, a Norwegian corporation formed in
          August, 1995.
35.       Herbalife International Greece S.A., a Greek corporation formed in
          May, 1995.
36. Herbalife Korea Co., Ltd., a South Korean corporation formed in February, 1994.
37. Importadora Y Distribuidora Herbalife International De Chile, Limitada, a Chilean corporation formed in December, 1994.
38. Herbalife International (Thailand) Ltd, a California corporation formed in August, 1994.
39. Herbalife Europe Limited, a United Kingdom corporation formed in February, 1996.
40. Herbalife Foreign Sales Corporation, a Barbados corporation formed in January, 1997.
41. Herbalife International Urunleri Tic. Ltd. Sti., a Turkish corporation formed in December, 1996.
42.       Herbalife Indonesia, an Indonesian corporation formed in November,
          1996.
43. Herbalife International India Private Limited, an India corporation formed in October, 1998.
44. HIIP Investment Co., LLC, a Delaware Limited Liability company formed in April, 1999.
45. H & L (Suzhou) Health Products Ltd., a Chinese corporation formed in November 1997.
46. Herbalife Leiner LLC, a Delaware Limited Liability company formed February 1999.
47.       HBL International Maroc, LLC, a Moroccan corporation formed in
          November 2000.
48. WH Luxembourg Holdings S.a.R.L., a Luxembourg ??? limit liability company.
49.       WH Luxembourg Intermediate Holdings S.a.R.L., a ???.